     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1994


                                                       REGISTRATION NO. 33-52265

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                ALASKA AIR GROUP, INC. AND ALASKA AIRLINES, INC.
             (Exact name of registrant as specified in its charter)

   ALASKA-ALASKA AIRLINES, INC.            92-0009235-ALASKA AIRLINES, INC.
  DELAWARE-ALASKA AIR GROUP, INC.         91-1292054-ALASKA AIR GROUP, INC.
  (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
  INCORPORATION OR ORGANIZATION)

             19300 PACIFIC HIGHWAY SOUTH, SEATTLE, WASHINGTON 98188
                                 (206) 433-3200
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                MARJORIE E. LAWS
            VICE PRESIDENT/CORPORATE AFFAIRS AND CORPORATE SECRETARY
             19300 PACIFIC HIGHWAY SOUTH, SEATTLE, WASHINGTON 98188
                                 (206) 433-3131
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           --------------------------

                                   COPIES TO:
                            STEPHEN A. MCKEON, ESQ.
                            JACK L. SIEMERING, ESQ.
                                  PERKINS COIE
                         1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If any of the securities being registered on this form are to be offered pursuant to dividend reinvestment plans, please check the following box. / /
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                             PROPOSED        PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                   AMOUNT TO BE      MAXIMUM OFFERING       AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                REGISTERED (1)    PRICE PER UNIT (2)  OFFERING PRICE (2)   REGISTRATION FEE
Convertible Debt Securities of Alaska Air Group,
 Inc..............................................                             100%
Common Stock, $1.00 par value, of Alaska Air
 Group, Inc. (3)..................................                              --
Guarantees of Alaska Air Group, Inc.(4)...........                              --
Debt Securities of Alaska Airlines, Inc...........                             100%
Equipment Trust Certificates of Alaska Airlines,
 Inc..............................................                             100%
    Total.........................................     $200,000,000                            $200,000,000         $68,966(5)

(1) If any of these securities are issued at an original issue discount, the principal amount will be increased such that the aggregate proceeds will equal $200,000,000.
(2)  Estimated solely for the purpose of computing the registration fee.
(3) Such indeterminate number of shares of Common Stock as may be issuable upon conversion of Convertible Debt Securities. Includes rights to purchase Series A Participating Preferred Stock of Alaska Air Group, Inc. associated with the Common Stock.
(4) To be issued in connection with Debt Securities and Equipment Trust Certificates of Alaska Airlines, Inc.
(5)  Previously paid.


                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This   Registration   Statement  consists   of   three  separate   forms  of
Prospectuses, covering securities to be registered as follows:

    (1) Convertible Debt Securities of Alaska Air Group, Inc.

    (2) Debt Securities of Alaska Airlines, Inc. and Guarantees, if any, of Alaska Air Group, Inc.


    (3) Equipment Trust Certificates of Alaska Airlines, Inc. and Guarantees, if any, of Alaska Air Group, Inc.


    None of these Prospectuses will be used to consummate sales of securities unless accompanied by a Prospectus Supplement applicable to the securities offered.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 11, 1994

PROSPECTUS
- ------------

                             ALASKA AIR GROUP, INC.

                          CONVERTIBLE DEBT SECURITIES
                               ------------------

    Alaska Air Group, Inc. ("Air Group") may from time to time offer its convertible debt securities (the "Convertible Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of Air Group convertible into Common Stock, par value $1.00 per share ("Common Stock"). The Convertible Debt Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to $200,000,000 aggregate public offering price. Certain specific terms of the Convertible Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, the specific designation, aggregate principal amount, the denomination, maturity, premium, if any, the rate (which may be fixed or variable), time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Convertible Debt Securities will be payable, any terms of redemption at the option of Air Group or the holder, any sinking fund provisions, terms for conversion into Common Stock, the initial public offering price and other special terms. The Prospectus Supplement will indicate whether the Convertible Debt Securities will be Convertible Senior Debt Securities, which will rank equally with all other unsubordinated and unsecured indebtedness of Air Group, or as Convertible Subordinated Debt Securities which will be subordinated in right of payment to all Senior Indebtedness of Air Group (as hereinafter defined). See "Description of Convertible Debt Securities-- Subordination of Convertible Subordinated Debt Securities."
                            ------------------------

THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
    EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION NOR  HAS  THE
       SECURITIES   AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
             COMMISSION PASSED  UPON THE  ACCURACY OR  ADEQUACY  OF
                  THIS  PROSPECTUS. ANY  REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    Air Group may sell the Convertible Debt Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Convertible Debt Securities in respect of which this Prospectus is being delivered, and any applicable fee, commission or discount arrangements with them.

    This Prospectus may not be used to consummate sales of Convertible Debt Securities unless accompanied by a Prospectus Supplement applicable to the Convertible Debt Securities being sold.
                            ------------------------

               THE DATE OF THIS PROSPECTUS IS            , 1994.

    No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Air Group or the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Convertible Debt Securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of Air Group since the date hereof.

                             AVAILABLE INFORMATION

    Air Group is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 75 Park Place, 14th Floor, New York, New York 10007; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such material filed by Air Group may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Air Group and Alaska Airlines, Inc. ("Alaska") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to Air Group and the Convertible Debt Securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated into this Prospectus by reference and made a part hereof: Air Group's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

    All documents filed by Air Group pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus, and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Air Group will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any document incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference to such documents). Requests for such copies should be directed to the office of the Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, Washington 98168 (telephone (206) 433-3131).

                              AIR GROUP AND ALASKA

    Air Group is a holding company whose principal subsidiary is Alaska. Alaska accounted for approximately 80% of Air Group's consolidated 1993 operating revenues and 91% of its total assets at December 31, 1993. Alaska's all jet fleet provides scheduled air transportation to 37 airports in six states (Alaska, Washington, Oregon, California, Nevada and Arizona), five cities in Mexico and three cities in Russia. Air Group also owns Horizon Air Industries, Inc. ("Horizon"), a regional airline operating in the Pacific Northwest and western Canada. The principal executive offices of Air Group are located at 19300 Pacific Highway South, Seattle, Washington 98188 (telephone (206) 433-3200).

    In 1993 Alaska carried 6.4 million passengers. In each year since 1973, Alaska has carried more passengers between Alaska and the U.S. mainland than any other airline. Passenger traffic in the intra-Alaska markets and between Alaska and the U.S. mainland accounted for 29% of Alaska's total revenue passenger miles during 1993, while west coast traffic accounted for 59% and the Mexico markets 12%. Based on passenger enplanements, Alaska's leading airports are Seattle, Portland, Anchorage and Los Angeles. Based on revenues, the leading nonstop routes were Seattle-Anchorage, Seattle-Los Angeles and Seattle-San Francisco. Alaska's operating fleet at December 31, 1993 consisted of 66 jet aircraft.

                                USE OF PROCEEDS

    Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds to Air Group from the sale of the Convertible Debt Securities offered hereby will be added to the working capital of Air Group and will be available for general corporate purposes, among which may be the repayment of outstanding indebtedness and financing of capital expenditures by Alaska and Horizon, including the acquisition of aircraft and related equipment.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for Air Group for the periods indicated. Earnings represents earnings before accounting change, income tax expense and fixed charges (excluding interest capitalized). Fixed charges consist of interest and the portion of rental expense deemed representative of the interest factor.

                                                                         YEAR ENDED DECEMBER 31,
                                                          -----------------------------------------------------
                                                            1993       1992       1991       1990       1989
                                                          ---------  ---------  ---------  ---------  ---------
Ratio...................................................     (a)        (a)          1.10       1.32       2.30

- ------------------------
(a) For the years ended December 31, 1993 and 1992, Air Group's earnings were inadequate to cover fixed charges by $46.3 million and $131.8 million, respectively.

                   DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

    The Convertible Senior Debt Securities are to be issued under an Indenture between Air Group and a Trustee (the "Convertible Senior Debt Indenture"). The Convertible Subordinated Debt Securities are to be issued under an Indenture between Air Group and a Trustee (the "Convertible Subordinated Debt Indenture"). The Convertible Senior Debt Securities Indenture and the Convertible Subordinated Debt Securities Indenture are referred to herein individually as the "Indenture" and collectively as the "Indentures." A copy of each Indenture is filed as an exhibit to the Registration Statement. Information regarding the Trustee will be set forth in the applicable Prospectus Supplement.

    The Convertible Debt Securities offered pursuant to this Prospectus will be limited to $200,000,000 aggregate principal amount (or such greater amount, if Convertible Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of $200,000,000 to Air Group). The statements herein relating to the Convertible Debt Securities and the Indentures are summaries and are subject to the detailed provisions of the Indentures. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures, including the definitions therein of certain terms capitalized in this Prospectus. Whenever particular Sections or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

GENERAL

    The Indentures do not limit the aggregate principal amount of Convertible Debt Securities which may be issued thereunder and provide that Convertible Debt Securities may be issued from time to time in one or more series. The Convertible Senior Debt Securities will be unsecured and unsubordinated obligations of Air Group and will rank on a parity with all other unsecured and unsubordinated indebtedness of Air Group. The Convertible Subordinated Debt Securities will be unsecured obligations of Air Group and, as set forth below under "Subordination of Convertible Debt Securities," will be subordinated in right of payment to all Senior Indebtedness. The Indenture does not limit Air Group's right to incur additional Senior Indebtedness. As of December 31, 1993, Senior Indebtedness of Air Group on a consolidated basis aggregated approximately $308,700,000.


    Reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific series of Convertible Debt Securities being offered thereby, including: (1) the specific designation of such Convertible Debt Securities; (2) any limit upon the aggregate principal amount of such Convertible Debt Securities; (3) the date or dates on which the principal of such Convertible Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Convertible Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Convertible Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Convertible Debt Securities may be redeemed, in whole or in part, at the option of Air Group; (9) the obligation, if any, of Air Group to redeem or purchase such Convertible Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Convertible Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (10) the denominations in which such Convertible Debt Securities are authorized to be issued; (11) the terms and conditions upon which conversion will be effected, including the conversion price, the conversion period and other conversion provisions in addition to or in lieu of those described below; (12) if other than the principal amount thereof, the portion of the principal amount of such Convertible Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (13) the person to whom any interest on any such Convertible Debt Security shall be payable if other than the person in whose name such Convertible Debt Security is registered on the applicable record date; (14) any addition to, or modification or deletion of, any Event of Default (as hereinafter defined) or any covenant of Air Group specified in the Indenture with respect to such Convertible Debt Securities; (15) the application, if any, of such means of covenant defeasance as may be specified for such Convertible Debt Securities; (16) if applicable, provisions related to the issuance of Convertible Debt Securities in book entry form; (17) any addition to, or modification or deletion of, any provision of the Indenture related to the subordination of such Convertible Debt Securities; and (18) any other special terms pertaining to such Convertible Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Convertible Debt Securities will not be listed on any securities exchange. (Section 3.1 of the Indentures.)


    Unless otherwise specified in the applicable Prospectus Supplement, Convertible Debt Securities will be issued in fully registered form without coupons. Where Convertible Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to any such Convertible Debt Securities and to payment on and transfer and exchange of such Convertible Debt Securities will be described in the applicable Prospectus Supplement.

    Convertible Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such Convertible Debt Securities will be described in the applicable Prospectus Supplement.

    The general provisions of the Indentures do not afford holders of the Convertible Debt Securities protection in the event of a highly leveraged or other transaction involving Air Group or Alaska that may adversely affect holders of Convertible Debt Securities. Any covenants or other provisions included in a supplement or amendment to any Indenture for the benefit of the holders of any particular series of Convertible Debt Securities will be described in the applicable Prospectus Supplement.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE


    Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Convertible Debt Securities will be made at the office or agency of Air Group maintained for that purpose, as Air Group may designate from time to time, except that, at the option of Air Group, interest payments, if any, on Convertible Debt Securities in registered form may be made by (i) checks mailed by the Trustee to the holders of Convertible Debt Securities entitled thereto at their registered addresses or (ii) wire transfer to an account maintained by the Person entitled thereto as specified in the Register. (Sections 3.7 and 9.2 of the Indentures.) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Convertible Debt Securities in registered form will be made to the Person in whose name such Convertible Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7 of the Indentures.)



    Unless   otherwise  provided   in  the   applicable  Prospectus  Supplement,
Convertible  Debt  Securities  in  registered  form  will  be  transferable   or
exchangeable at the agency of Air Group maintained for such purpose as designated by Air Group from time to time. (Sections 3.5 and 9.2 of the Indentures.) Convertible Debt Securities may be transferred or exchanged without service change, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of the Indentures.)


CONVERSION RIGHTS

    The terms on which Convertible Debt Securities of any series are convertible into Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether conversion is mandatory, at the option of the holder, or at the option of Air Group, and may include provisions in which the number of shares of Common Stock to be received by the holders of Convertible Debt Securities would be calculated according to the market price of Common Stock as of a time stated in the Prospectus Supplement.

SUBORDINATION OF CONVERTIBLE SUBORDINATED DEBT SECURITIES

    Unless otherwise provided in the applicable Prospectus Supplement, the obligation of Air Group to make payment on account of the principal of, and premium, if any, and interest on Convertible Subordinated Debt Securities will be subordinated and junior in right of payment, as set forth in the Convertible Subordinated Debt Securities Indenture and described below, to the prior payment in full of all Senior Indebtedness.


    "Senior Indebtedness" means all Indebtedness of Air Group unless such Indebtedness, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or PARI PASSU with the Convertible Subordinated Debt Securities. (Section 1.1 of the Convertible Subordinated Debt Securities Indenture.) Air Group's 7 1/4% Convertible Subordinated Notes Due 2006, 7 3/4% Convertible Subordinated Debentures Due 2010 and 6 7/8% Convertible Subordinated Debentures Due 2014 do not constitute Senior Indebtedness. "Indebtedness," when used with respect to Air Group, means, without duplication, the principal of, and premium, if any, and accrued and unpaid interest (including post-petition interest) on (i) indebtedness of Air Group for money borrowed, (ii) Indebtedness guarantees by Air Group of indebtedness for money borrowed by any other person, (iii) indebtedness of Air Group evidenced by notes, debentures, bonds or other instruments of indebtedness for payment of which Air Group is responsible or liable, by Indebtedness guarantees or otherwise, (iv) obligations for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (v) obligations of Air Group under Capital Leases and Flight Equipment leases, (vi) obligations under interest rate and currency swaps, caps, collars, options, forward or spot contracts or similar arrangements or with respect to foreign currency hedges, and (vii) commitment and other bank financing fees under contractual obligations associated with bank debt; PROVIDED, HOWEVER, that Indebtedness shall not include amounts owed to trade creditors in the ordinary course of business. (Section 1.1 of the Convertible Subordinated Debt Securities Indenture.)



    No payment on account of principal of, or premium, if any, or interest on, the Convertible Subordinated Debt Securities may be made if (i) any Senior Indebtedness is not paid when due or (ii) the maturity of any Senior Indebtedness is accelerated unless, in either case, (a) such failure to pay or acceleration relates to such Senior Indebtedness in an aggregate amount equal to less than $25 million, (b) the default has been cured or waived or has ceased to exist, (c) such acceleration has been rescinded, or (d) such Senior Indebtedness has been paid in full. During the continuance of any default (other than a default described in the preceding sentence) on Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately (I.E., without further notice and after the expiration of any applicable grace periods) and upon notice by holders of at least $25 million of Senior Indebtedness to Air Group and the Trustee (a "Payment Notice"), Air Group may not make any payments (a "Payment Block") on the Convertible Subordinated Debt Securities until 120 days have elapsed following the receipt of such Payment Notice. After 120 days Air Group may resume payment on the Convertible Subordinate Debt Securities unless payment is prohibited by the first sentence of this paragraph. No more than one Payment Notice is permitted for any one default on Senior Indebtedness (which shall not bar subsequent Payment Notices for other such defaults). All events of default on Senior Indebtedness occurring within a 30-day period shall be treated as one event of default on such Senior Indebtedness for purposes of the preceding sentence. No more than two Payment Blocks are permitted within any 12-month period. Except as provided in the next paragraph, a failure to make any payment with respect to the Convertible Subordinated Debt Securities as a result of the foregoing provisions will not limit the right of the holders of the Convertible Subordinated Debt Securities to accelerate the maturity thereof as a result of such payment default. (Section 13.2 of the Convertible Subordinated Debt Securities Indenture.)



    Upon any distribution of the assets of Air Group upon any dissolution, total or partial liquidation or reorganization of or similar proceeding relating to Air Group, the holders of Senior Indebtedness will be entitled to receive payment in full before the holders of the Convertible Subordinated Debt Securities are entitled to receive any payment. Upon any Event of Default with respect to the Convertible Subordinated Debt Securities, the Trustee or holders of 25% of the Convertible Subordinated Debt Securities must give notice of such Event of Default and the intention to accelerate to Air Group and any other holders of Senior Indebtedness which have theretofore requested such notice, and such acceleration shall not become effective unless and until such Event of Default is continuing on the 60th day after the date of delivery of such notice of intention to accelerate; PROVIDED, HOWEVER, that the Convertible Subordinated Debt Securities shall become immediately due and payable upon notice in the event of a bankruptcy or insolvency of Air Group. (Section 13.3 of the Convertible Subordinated Debt Securities Indenture.) By reason of such subordination, in the event of insolvency, creditors of Air Group who are holders of Senior Indebtedness or of other unsubordinated Indebtedness of Air Group may recover more, ratably, than the holders of the Convertible Subordinated Debt Securities.

CONSOLIDATION, MERGER OR SALE BY THE ISSUER


    The Indentures provides that Air Group may, without the consent of the holders of Convertible Debt Securities, merge or consolidate with or into any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, firm or corporation, if (i) (a) in the case of a merger or consolidation, Air Group is the surviving corporation or (b) in the case of a merger or consolidation where Air Group is not the surviving corporation and in the case of such a sale, conveyance or other disposition, the successor or acquiring corporation is a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation expressly assumes by supplemental indenture all the obligations of Air Group under the Convertible Debt Securities and any coupons appertaining thereto and under the Indentures, and (ii) immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no Default (as hereinafter defined) or Event of Default shall have occurred and be continuing. In the event a successor corporation assumes the obligations of Air Group, such successor corporation shall succeed to and be substituted for Air Group under the Indentures and under the Convertible Debt Securities and any coupons appertaining thereto and all obligations of Air Group shall terminate. (Section 7.1 of the Indentures.)


EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT


    The Indentures provide that, if an Event of Default specified therein occurs with respect to the Convertible Debt Securities of any series issued thereunder and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Convertible Debt Securities of that series, by written notice to Air Group (and to the Trustee for such series, if notice is given by such holders of Convertible Debt Securities), may declare the principal (or, if the Convertible Debt Securities of that series are original issue discount Convertible Debt Securities or indexed Convertible Debt Securities, such portion of the principal amount specified in the Prospectus Supplement) of all the Convertible Debt Securities of that series to be due and payable, subject in the case of Convertible Subordinated Debt Securities to the 60 day prior notice requirement described above under "Subordination of Convertible Subordinated Debt Securities," PROVIDED that Convertible Debt Securities shall become immediately due and payable without prior notice upon a bankruptcy or insolvency of Air Group. (Section 5.2 of the Indentures.)



    "Events of Default" with respect to Convertible Debt Securities of any series issued thereunder are defined in the Indentures as being: default for 30 days in payment of any interest on any Convertible Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Convertible Debt Securities of such series as specified in the applicable Prospectus Supplement when due; default for ten days in payment of principal, premium, if any, or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Convertible Debt Securities of that series when due; default for 60 days after notice to Air Group by the Trustee for such series, or by the holders of 25% in aggregate principal amount of the Convertible Debt Securities of such series then outstanding, in the performance of any other agreement in the Convertible Debt Securities of that series, in the Indentures or in any supplemental indenture or board resolution referred to therein under which the Convertible Debt Securities of that series may have been issued; default resulting in acceleration of other indebtedness of Air Group for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within ten days after the written notice thereof to Air Group by the Trustee or to Air Group and the Trustee by the holders of 25% in aggregate principal amount of the Convertible Debt Securities of such series then outstanding, PROVIDED that such Event of Default will be cured or waived if the default that resulted in the acceleration of such other indebtedness is cured or waived; and certain events of bankruptcy, insolvency or reorganization of Air Group. (Section 5.1 of the Indentures.) Events of Default with respect to a specified series of Convertible Debt Securities may be added to the Indenture under which the series is issued and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1(7) of the Indentures.)

    The Indentures provide that the Trustee for any series of Convertible Debt Securities shall, within 90 days after the occurrence of a Default with respect to Convertible Debt Securities of that series, give to the holder of the Convertible Debt Securities of that series notice of all uncured Defaults known to it, PROVIDED that, except in the case of default in payment on the Convertible Debt Securities of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers (as described therein) in good faith determines that withholding such notice is in the interest of the holders of the Convertible Debt Securities of that series. (Section 6.6 of the Indentures.) "Default" means any event which is, or, after notice or passage of time or both, would be, an Event of Default. (Section 1.1 of the Indentures.)



    The Indentures provide that the holders of a majority in aggregate principal amount of the Convertible Debt Securities of each series affected (with each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8 of the Indentures.)



    The Indenture includes a covenant that Air Group will file annually with the Trustee a certificate as to Air Group's compliance with all conditions and covenants of the applicable Indenture. (Section 9.7 of the Indentures.)



    The holders of a majority in aggregate principal amount of any series of Convertible Debt Securities by notice to the Trustee for such series may waive, on behalf of the holders of all Convertible Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Convertible Debt Security and certain other defaults. (Section 5.7 of the Indentures.)


MODIFICATION OF THE INDENTURES


    The Indenture contains provisions permitting Air Group and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Convertible Debt Securities in order (i) to evidence the succession of another corporation to Air Group and the assumption of the covenants of Air Group by a successor to Air Group; (ii) to add to the covenants of Air Group or surrender any right or power of Air Group; (iii) to add additional Events of Default with respect to any series; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Convertible Debt Securities in bearer form; (v) to add to, change or eliminate any provision affecting Convertible Debt Securities not yet issued;
(vi) to secure the Convertible Debt Securities; (vii) to establish the form or terms of Convertible Debt Securities; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Convertible Debt Securities in bearer form in the United States; (x) to correct or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indentures, PROVIDED that such action does not adversely affect the interests of any holder of Convertible Debt Securities of any series issued under such Indentures; or (xi) to cure any ambiguity or correct any mistake. (Section 8.1 of the Indentures.)


    The Indenture also contains provisions permitting Air Group and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Convertible Debt Securities of each series affected by such supplemental indenture, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying the rights of the holders of Convertible Debt Securities of such series, except that no such supplemental Indenture may, without the consent of the holder of each Convertible Debt Security so affected;
(i) change the time for payment of principal or interest on any Convertible Debt Security; (ii) reduce the principal of, or any installment of principal of, or interest on any Convertible Debt Security; (iii) reduce the amount of premium, if any, payable upon the redemption of any Convertible Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of an Original Issue Discount Convertible Debt Security; (v) impair the right to institute suit for the enforcement of any payment on or with respect to any Convertible Debt Security; (vi) reduce the percentage in principal amount of the outstanding Convertible Debt Securities of any series the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; (vii) change the obligation of Air Group to maintain an office or agency in the places and for the purposes specified in the Indentures; or (viii) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of the Indentures.)


COVENANT DEFEASANCE

    If indicated in the Prospectus Supplement, Air Group may elect to be released from its obligations with respect to certain covenants applicable to the Convertible Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the Trustee for such series (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in the amount sufficient to pay the principal of and any premium or interest on such Convertible Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payment thereon. Upon the occurrence of a covenant defeasance, Air Group will be released only from its obligations to comply with certain covenants contained in the Indenture relating to such Convertible Debt Securities, will continue to be obligated in all other respects under such Convertible Debt Securities and will continue to be contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to such Convertible Debt Securities.


    Unless otherwise specified in the applicable Prospectus Supplement and except as described below, the conditions to covenant defeasance are as follows:
(i) such covenant defeasance must not result in a breach or violation of, or constitute a Default or Event of Default under, the Indentures, or result in a breach or violation of, or constitute a default under, any other material agreement or instrument of Air Group; (ii) certain bankruptcy related Defaults or Events of Default with respect to Air Group must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to covenant defease such Convertible Debt Securities and ending on the 91st day after such date; (iii) Air Group must deliver to the Trustee an Opinion of Counsel to the effect that the holders of such Convertible Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if such covenant defeasance had not occurred; (iv) Air Group must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel with respect to compliance with the conditions precedent to such covenant defeasance; and (v) any additional conditions to such covenant defeasance which may be imposed on Air Group pursuant to the Indentures. (Article 4 of the Indentures.) The Indenture requires that a nationally recognized firm of independent public accountants deliver to the Trustee a written certification as to the sufficiency of the trust funds deposited for the covenant defeasance of such Convertible Debt Securities. The Indenture does not provide the holders of such Convertible Debt Securities with recourse against such firm. As described above, in the event of a covenant defeasance, Air Group remains contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to the Convertible Debt Securities.


    If Air Group exercises its covenant defeasance option, payment of such Convertible Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Convertible Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

                          DESCRIPTION OF CAPITAL STOCK

    Air Group is authorized to issue 30,000,000 shares of Common Stock, $1.00 par value, and 5,000,000 shares of preferred stock.

    VOTING RIGHTS. Each holder of Common Stock is entitled to one vote per share on all matters submitted to a vote of such class. Holders of Common Stock do not have cumulative rights. The Board of Directors is classified into three classes, with three or four Directors elected each year to three-year terms. A vote of three-fourths of the shares present at a meeting is required to elect each nominee as a Director and to approve any other matter brought before the stockholders for a vote.

    DIVIDEND RIGHTS. Holders of Common Stock share ratably in dividends that may be declared by the Board of Directors out of funds legally available therefor.

    LIQUIDATION  RIGHTS.   Upon  any liquidation  of Air  Group, the  holders of
Common Stock are entitled to share ratably in the net assets of Air Group available for distribution on the Common Stock.

    OTHER. The Common Stock has no preemptive or conversion rights and there are no redemption provisions applicable thereto. The Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange. The registrar and transfer agent for the Common Stock is The First National Bank of Boston.

    POTENTIAL RIGHTS  OF PREFERRED  STOCK.   Under  Air Group's  Certificate  of
Incorporation, the Board of Directors has authority to issue up to 5,000,000 shares of preferred stock. Such shares would have such voting, dividend, liquidation, conversion, redemption and other rights as may be determined by the Board of Directors, subject to the provisions of the Certificate of Incorporation. Shares of Common Stock would be subject to the preferences, rights and powers of any such shares of preferred stock as set forth in Air Group's Certificate of Incorporation and in the resolutions establishing one or more series of preferred stock. No preferred stock was outstanding at the date of this Prospectus.

    CERTAIN OTHER PROVISIONS. Air Group's Certificate of Incorporation contains certain provisions sometimes referred to as "anti-takeover" provisions. In the event that Air Group at any time has a stockholder who is a beneficial owner of more than 15% of the voting power of Air Group, these provisions would require the affirmative vote of the holders of not less than 80% of the outstanding shares of voting stock to approve a consolidation or merger of Air Group with any other corporation, the conveyance to any corporation or other person or any other disposition of all or substantially all of Air Group's assets, or the disposition by Air Group of all or substantially all of the stock or assets of any major subsidiary; provided, however, that this 80% voting requirement does not apply to a transaction which is approved by 80% of the disinterested members of the Board of Directors.

    Air Group is party to a Rights Agreement designed to deter partial and two-tier tender offers, stock accumulation programs and other coercive tactics that might be used to gain control without giving the Board of Directors the opportunity to negotiate on behalf of the stockholders. In accordance with the Rights Agreement, one right is attached to each share of outstanding Common Stock. A holder of a right may, under certain circumstances, purchase at a discount from market value either shares of a special class of voting preferred stock of Air Group or shares of capital stock of a corporate entity attempting to acquire Air Group or surviving a merger or consolidation with Air Group.

                              PLAN OF DISTRIBUTION

    Air Group may sell Convertible Debt Securities to one or more underwriters for public offering and sale by them or may sell Convertible Debt Securities to investors or other persons directly or through agents. Any such underwriter or agent involved in the offer and sale of the Convertible Debt Securities will be named in an applicable Prospectus Supplement.


    Underwriters may offer and sell the Convertible Debt Securities at a fixed price or prices, which may be changed, or at prices related to prevailing market prices or at negotiated prices. Air Group also may, from time to time, authorize underwriters acting as Air Group's agents to offer and sell the Convertible Debt Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Convertible Debt Securities, underwriters may be deemed to have received compensation from Air Group in the form of underwriting discounts or commission and may also receive commissions from purchasers of Convertible Debt Securities for whom they may act as agent. Underwriters may sell Convertible Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

    Any underwriting compensation paid by Air Group to underwriters or agents in connection with the offering of Convertible Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Convertible Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Convertible Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Air Group, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Air Group for certain expenses.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, Air Group and its subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Convertible Debt Securities offered hereby will be passed upon for Air Group by Perkins Coie, Seattle, Washington.

                                    EXPERTS

    The financial statements and schedules of Air Group incorporated by reference in this Prospectus and in the Registration Statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 11, 1994

PROSPECTUS
- ------------

                             ALASKA AIRLINES, INC.

                                DEBT SECURITIES
                               ------------------

    Alaska Airlines, Inc. ("Alaska") may from time to time offer its Debt Securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of Alaska, in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities offered pursuant to this Prospectus may be issued in one or more series and will be limited to $200,000,000 aggregate principal amount (or such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of $200,000,000). Certain specific terms of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, the specific designation, aggregate principal amount, the denomination, maturity, premium, if any, the rate (which may be fixed or variable), time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of Alaska or the holder, any sinking fund provisions, the terms of any guarantee by Alaska Air Group, Inc. ("Air Group"), the initial public offering price and other special terms, together with any other terms in connection with the offering and sale of the Debt Securities, and the net proceeds to Alaska from such offering. The Debt Securities may be issued in registered form or bearer form, or both.
                            ------------------------

THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
    EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION NOR  HAS  THE
       SECURITIES   AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
             COMMISSION PASSED  UPON THE  ACCURACY OR  ADEQUACY  OF
                  THIS  PROSPECTUS. ANY  REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    Alaska may sell the Debt Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.

    This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.
                            ------------------------

               THE DATE OF THIS PROSPECTUS IS            , 1994.

    No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Air Group, Alaska or the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Debt Securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of Alaska since the date hereof.

                             AVAILABLE INFORMATION

    Each of Alaska and Air Group is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 75 Park Place, 14th Floor, New York, New York 10007; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such material filed by Air Group may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Alaska and Air Group with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, reference is made to the copy of such document filed as in exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to Alaska, Air Group and the Debt Securities offered hereby.

    So long as Alaska is subject to such periodic reporting requirements, it will continue to furnish the information required thereby to the Commission and will furnish copies of such reports and other information to the holders of Certificates. Alaska's obligation to file periodic reports with the Commission will be suspended if each class of Alaska's securities is held of record by fewer than 300 holders at the beginning of any fiscal year of Alaska other than a fiscal year in which a registration statement with respect to any such securities becomes effective. Accordingly, in such case, Alaska may cease to file reports with the Commission in respect of such fiscal year. In the event Alaska ceases to file periodic reports with the Commission, Alaska is obligated pursuant to the Indenture (as hereinafter defined) to distribute to the holders of Debt Securities annual reports containing audited consolidated financial statements and a report thereon by Alaska's independent public accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited condensed financial information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated into this Prospectus by reference and made a part hereof: Each of Alaska's and Air Group's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

    All documents filed by Alaska and Air Group pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus, and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Alaska and Air Group will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any document incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference to such documents). Requests for such copies should be directed to the office of the Corporate Secretary, Alaska Airlines, Inc., P.O. Box 68947, Seattle, Washington 98168 (telephone (206) 433-3131).

                              ALASKA AND AIR GROUP

    Alaska is a wholly owned subsidiary of Air Group, a holding company. Alaska accounted for approximately 80% of Air Group's consolidated 1993 operating revenues and 91% of its total assets at December 31, 1993. Alaska's all jet fleet provides scheduled air transportation to 37 airports in six states (Alaska, Washington, Oregon, California, Nevada and Arizona), five cities in Mexico and three cities in Russia. Air Group also owns Horizon Air Industries, Inc. ("Horizon"), a regional airline operating in the Pacific Northwest and western Canada. The principal executive offices of Alaska and Air Group are located at 19300 Pacific Highway South, Seattle, Washington 98188 (telephone
(206) 433-3200).

    In 1993 Alaska carried 6.4 million passengers. In each year since 1973, Alaska has carried more passengers between Alaska and the U.S. mainland than any other airline. Passenger traffic in the intra-Alaska markets and between Alaska and the U.S. mainland accounted for 29% of Alaska's total revenue passenger miles during 1993, while west coast traffic accounted for 59% and the Mexico markets 12%. Based on passenger enplanements, Alaska's leading airports are Seattle, Portland, Anchorage and Los Angeles. Based on revenues, the leading nonstop routes were Seattle-Anchorage, Seattle-Los Angeles and Seattle-San Francisco. Alaska's operating fleet at December 31, 1993 consisted of 66 jet aircraft.

                                USE OF PROCEEDS

    Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds to Alaska from the sale of the Debt Securities offered hereby will be added to the working capital of Alaska and will be available for general corporate purposes, among which may be repayment of outstanding indebtedness and the financing of capital expenditures by Alaska, including the acquisition by Alaska of aircraft and related equipment.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for Alaska and Air Group for the periods indicated. Earnings represents earnings before accounting change, income tax expense and fixed charges (excluding interest capitalized). Fixed charges consist of interest and the portion of rental expense deemed representative of the interest factor.

                                                                         YEAR ENDED DECEMBER 31,
                                                          -----------------------------------------------------
                                                            1993       1992       1991       1990       1989
                                                          ---------  ---------  ---------  ---------  ---------
Alaska..................................................         (a)        (a)       1.14       1.35       2.67
Air Group...............................................         (b)        (b)       1.10       1.32       2.30

- ------------------------
(a) For the years ended December 31, 1993 and 1992, Alaska's earnings were inadequate to cover fixed charges by $44.5 million and $126.4 million, respectively.
(b) For the years ended December 31, 1993 and 1992, Air Group's earnings were inadequate to cover fixed charges by $46.3 million and $131.8 million, respectively.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities are to be issued under an Indenture between Alaska, Air Group and a Trustee (the "Indenture"). In the event that any Debt Securities are guaranteed by Air Group (see "Guarantees of Debt Securities"), the applicable Indenture will be supplemented by a Supplemental Indenture among Alaska, as issuer, Air Group, as Guarantor, and the Trustee (each, a "Supplemental Indenture"). A copy of the Indenture is filed as an exhibit to the Registration Statement. Any such Supplemental Indenture will be filed as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K to be filed by Alaska with the Commission following the issuance of such series of guaranteed Debt Securities. Information regarding the Trustee will be set forth in the applicable Prospectus Supplement.

    The Debt Securities offered pursuant to this Prospectus will be limited to $200,000,000 aggregate principal amount (or such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of $200,000,000). The statements herein relating to the Debt Securities and the Indenture are summaries and reference is made to the detailed provisions of the Indenture, including the definitions therein of certain terms capitalized in this Prospectus. Whenever particular Sections or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

GENERAL

    The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder. Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured and unsubordinated obligations of Alaska and will rank on a parity with all other unsecured and unsubordinated indebtedness of Alaska.

    Reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific series of Debt Securities being offered thereby including: (1) the specific designation of such Debt Securities;
(2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of Alaska; (9) the obligation, if any, of Alaska to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of a specified event, or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (10), if applicable, the terms of any Guarantee; (11) the denominations in which such Debt Securities are authorized to be issued; (12) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined;
(13) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (14) any addition to, or modification or deletion of, any Event of Default (as hereinafter defined) or any covenant of Alaska specified in the Indenture with respect to such Debt Securities; (15) the application, if any, of such means of defeasance or covenant defeasance as maybe specified for such Debt Securities; (16) if applicable, provisions related to the issuance of Debt Securities in book entry form; and (17) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.1.)

    Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement.

    Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

    The general provisions of the Indenture do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving Air Group or Alaska that may adversely affect holders of Debt Securities. Any covenants or other provisions included in a supplement or amendment to any Indenture for the benefit of the holders of any particular series of Debt Securities will be described in the applicable Prospectus Supplement.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

    Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made at the office or agency of Alaska maintained for that purpose as Alaska may designate from time to time except that, at the option of Alaska, interest payments, if any, on Debt Securities in registered form may be made by (i) checks mailed by the Trustee to the holders of Debt Securities entitled thereto at their registered addresses or (ii) wire transfer to an account maintained by the Person entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2.) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the Person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a).)

    Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of Alaska maintained for such purpose as designated by Alaska from time to time. (Sections 3.5 and 9.2.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5.)

GUARANTEES OF DEBT SECURITIES

    Air Group shall unconditionally guarantee to the holders from time to time of any series of Debt Securities that is not Investment Grade at the time of issuance the full and prompt payment of principal, premium, if any, and interest when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The terms of any such guarantees (each, a "Guarantee") will be set forth in the applicable Supplemental Indenture. Any such Guarantee will be an unsecured obligation of Air Group. A series of Debt Securities shall be "Investment Grade" if so designated by at least one nationally recognized statistical rating organization (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the 1934 Act).

    If a Guarantee is applicable to Debt Securities offered hereby, reference is made to the related Supplemental Indenture and the accompanying Prospectus Supplement for a description of the specific terms of such Guarantee, including events of default relating thereto and, where applicable, subordination provisions of such Guarantee and covenants of Air Group.

    The consolidated financial statements of Air Group are incorporated by reference herein. See "Incorporation of Certain Documents by Reference." As indicated by comparison of such consolidated financial statements with those of Alaska, the total assets, revenues and shareholders' equity of Alaska comprise a substantial portion of the consolidated total assets, revenues and shareholders' equity of Air Group.

CONSOLIDATION, MERGER OR SALE BY ALASKA

    The Indenture provides that Alaska may merge or consolidate with or into any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, firm or corporation, if (i) (a) in the case of a merger or consolidation, Alaska is the surviving corporation or
(b) in the case of a merger or consolidation where Alaska is not the surviving corporation and in the case of such a sale, conveyance or other disposition, the successor or acquiring corporation is a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation expressly assumes by supplemental indenture all the obligations of Alaska under the Debt Securities and any coupons pertaining thereto and under the Indenture, and (ii) immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no Default (as hereinafter defined) or Event of Default shall have occurred and be continuing. In the event a successor corporation assumes the obligations of Alaska, such successor corporation shall succeed to and be substituted for Alaska under the Indenture and under the Debt Securities and any coupons appertaining thereto and all obligations of Alaska shall terminate. (Section 7.1.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

    The Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series issued thereunder and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to Alaska (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal (or, if the Debt Securities of that series are original issue discount Debt Securities or indexed Debt Securities, such portion of the principal amount specified in the Prospectus Supplement) of all the Debt Securities of that series to be due and payable.

    "Events of Default" with respect to Debt Securities of any series issued thereunder are defined in the Indenture as being: default for 30 days in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; default for ten days in payment of principal, premium, if any, or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; default for 60 days after notice to Alaska by the Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; default resulting in acceleration of other indebtedness of Alaska for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within ten days after the written notice thereof to Alaska by the Trustee or to Alaska and the Trustee by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, PROVIDED that such Event of Default will be cured or waived if the default that resulted in the acceleration of such other indebtedness is cured or waived; and certain events of bankruptcy, insolvency or reorganization of Alaska. (Section 5.1 of the Indenture.) Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1(7) of the Indenture.)

    The Indenture provides that the Trustee for any series of Debt Securities shall, within ninety days after the occurrence of a Default with respect to Debt Securities of that series, give to the holder of the Debt Securities of that series notice of all uncured Defaults known to it, PROVIDED that, except in the case of default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers (as defined therein) in good faith determines that withholding such notice is in the interest of the holders of the Debt Securities of that series. (Section 6.5.) "Default" means any event which is, or, after notice or passage of time or both, would be, an Event of Default. (Section 1.1.)

    The Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8.)

    The Indenture includes a covenant that Alaska will file annually with the Trustee a certificate as to Alaska's compliance with all conditions and covenants of the Indenture. (Section 9.7.)

    The holders of a majority in aggregate principal amount of any series of Debt Securities by notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security and certain other defaults. (Section 5.7.)

MODIFICATION OF THE INDENTURES

    The Indenture contains provisions permitting Alaska and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to Alaska and the assumption of the covenants of Alaska by a successor to Alaska; (ii) to add to the covenants of Alaska or surrender any right or power of Alaska; (iii) to add additional Events of Default, with respect to any series; (iv) to add to, change or eliminate any provision affecting Debt Securities not yet issued; (v) to secure the Debt Securities;
(vi) to establish the form or terms of Debt Securities; (vii) to evidence and provide for successor Trustees; (viii) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (ix) to correct or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series issued under the Indenture; or (x) to cure any ambiguity or correct any mistake. (Section 8.1.)

    The Indenture also contains provisions permitting Alaska and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such supplemental Indenture, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indentures or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holder of each Debt Security so affected, (i) change the time for payment of principal or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of or interest on any Debt Security; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of an Original Issue Discount Debt Security; (v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vi) reduce the percentage in principal amount of the outstanding Debt Securities of any series the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (vii) change the obligation of Alaska to maintain an office or agency in the places and for the purposes specified in the Indenture; or (viii) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of the Indenture.)

DEFEASANCE AND COVENANT DEFEASANCE

    If indicated in the Prospectus Supplement, Alaska may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as described below) ("defeasance") or
(ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the Trustee for such series (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in the amount sufficient to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. Upon the occurrence of a defeasance, Alaska will be deemed to have paid and discharged the entire indebtedness represented by such Debt Securities and any coupons appertaining thereto and to have satisfied all of its other obligations under such Debt Securities and any coupons appertaining thereto (except for (i) the rights of holders of such Debt Securities to receive, solely from the trust funds deposited to defease such Debt Securities, payments in respect of the principal of, premium, if any, and interest, if any, on such Debt Securities or any coupons appertaining thereto when such payments are due and (ii) certain other obligations as provided in the Indenture). Upon the occurrence of a covenant defeasance, Alaska will be released only from its obligations to comply with certain covenants contained in the Indenture relating to such Debt Securities, will continue to be obligated in all other respects under such Debt Securities and will continue to be contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to such Debt Securities.

    Unless otherwise specified in the applicable Prospectus Supplement and except as described below, the conditions to both defeasance and covenant defeasance are as follows: (i) such defeasance or covenant defeasance must not result in a breach or violation of, or constitute a Default or Event of Default under, the Indenture, or result in a breach or violation of, or constitute a default under, any other material agreement or instrument of Alaska; (ii) certain bankruptcy related Defaults or Events of Default with respect to Alaska must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease such Debt Securities and ending on the 91st day after such date; (iii) Alaska must deliver to the Trustee an Opinion of Counsel to the effect that the holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if such defeasance or covenant defeasance had not occurred; (iv) Alaska must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel with respect to compliance with the conditions precedent to such defeasance or covenant defeasance; and (v) any additional conditions to such defeasance or covenant defeasance which may be imposed on Alaska pursuant to the Indenture. (Article 4.) The Indenture requires that a nationally recognized firm of independent public accountants deliver to the Trustee a written certification as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of such Debt Securities. The Indentures do not provide the holders of such Debt Securities with recourse against such firm. If indicated in the Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which Debt Securities of such series are payable. (Sections 1.1 and 3.1.) In the event that Government Obligations deposited with the Trustee for the defeasance of such Debt Securities decrease in value or default subsequent to their being deposited, Alaska will have no further obligation, and the holders of such Debt Securities will have no additional recourse against Alaska, as a result of such decrease in value or default. As described above, in the event of a covenant defeasance, Alaska remains contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to the Debt Securities.

    Alaska may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If Alaska exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. If Alaska exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

                              PLAN OF DISTRIBUTION

    Alaska may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors or other persons directly or through agents. Any such underwriter or agent involved in the offer and sale of the Debt Securities will be named in an applicable Prospectus Supplement.

    Underwriters may offer and sell the Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Alaska also may, from time to time, authorize underwriters acting as Alaska's agents to offer and sell the Debt Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Debt Securities, underwriters may be deemed to have received compensation from Alaska in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debt Securities for whom they may act as agent. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.


    Any underwriting compensation paid by Alaska to underwriters or agents in connection with the offering of Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Alaska, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Alaska for certain expenses.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, Alaska and its subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Debt Securities offered hereby will be passed upon for Alaska by Perkins Coie, Seattle, Washington.

                                    EXPERTS

    The financial statements and schedules of Air Group and of Alaska incorporated by reference in this Prospectus and in the Registration Statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 11, 1994


PROSPECTUS
- ------------

                             ALASKA AIRLINES, INC.

                          EQUIPMENT TRUST CERTIFICATES
                               ------------------


    Up to $200,000,000 aggregate principal amount of Equipment Trust Certificates (or such greater amount if Certificates are issued at an original issue discount, as shall result in aggregate proceeds of $200,000,000) may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements (as hereinafter defined). Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. Certificates will be issued (a) on a nonrecourse basis by one or more Owner Trustees (as hereinafter defined) pursuant to separate leveraged lease transactions (the "Leased Aircraft Certificates") to finance or refinance a portion of the equipment cost of aircraft, including engines (each, a "Leased Aircraft" and collectively, the "Leased Aircraft"), which have been or will be leased to Alaska Airlines, Inc. ("Alaska") or (b) with recourse to Alaska (the "Owned Aircraft Certificates" and, together with any Leased Aircraft Certificates, the "Certificates") to finance all or a portion of the equipment cost of aircraft, including engines (each, an "Owned Aircraft" and collectively, the "Owned Aircraft" and, together with the Leased Aircraft, the "Aircraft"), which have been or will be purchased and owned by Alaska. Air Group will unconditionally guarantee to the holders from time to time of any series of Certificates that is not Investment Grade at the time of issuance (i) with respect to Owned Aircraft Certificates, the full and prompt payment of principal, premium, if any and interest thereon when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise and
(ii) with respect to Leased Aircraft Certificates, the full and prompt payment of all amounts payable by Alaska under the related Lease when and as the same shall become due and payable. See "Description of The Certificates -- Guarantees of Certificates."


    Certain specific terms of the particular Certificates in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, the specific designation, form, aggregate principal amount, initial public offering price, maturity, premium, if any, the rate (which may be fixed or variable), time and method of calculating payment of interest, if any, mandatory or optional redemption by the applicable Owner Trustee or Alaska, the Aircraft relating to such Certificates, the terms of the Guarantees by Air Group, if any, the leveraged lease transactions or financing arrangements, as the case may be, related thereto and other special terms relating to such Certificates and the net proceeds from the offering of such Certificates. The Certificates shall be issued in registered form only and may, if so specified in the applicable Prospectus Supplement, be issued in accordance with a book-entry system.


    Certificates may be issued in respect of an Aircraft in one or more series, each series having its own interest rate and final maturity date. The Certificates issued with respect to each Aircraft will be secured by a security interest in such Aircraft and, in the case of the Leased Aircraft, by a security interest in the lease relating thereto, including the right to receive rentals payable in respect of such Leased Aircraft by Alaska. Although the Leased Aircraft Certificates will not be direct obligations of, or guaranteed by, Alaska, the amounts unconditionally payable by Alaska for lease of Leased Aircraft will be sufficient to pay in full when due all payments required to be made on the corresponding Leased Aircraft Certificates.
                            ------------------------

THESE SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES  AND
  EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
    PASSED   UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  PROSPECTUS.  ANY
     REPRESENTATION   TO   THE   CONTRARY   IS   A   CRIMINAL    OFFENSE.
                            ------------------------

    The Certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution" for information concerning secondary trading of the Certificates.

    This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.
                            ------------------------

               THE DATE OF THIS PROSPECTUS IS            , 1994.

    No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Alaska or the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Certificates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of Alaska since the date hereof.

                             AVAILABLE INFORMATION

    Alaska is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 75 Park Place, 14th Floor, New York, New York 10007; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

    This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Alaska and Alaska Air Group, Inc. ("Air Group") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to Alaska and the Certificates offered hereby.

    So long as Alaska is subject to such periodic reporting requirements, it will continue to furnish the information required thereby to the Commission and will furnish copies of such reports and other information to the holders of Certificates. Alaska's obligation to file periodic reports with the Commission will be suspended if each class of Alaska's securities is held of record by fewer than 300 holders at the beginning of any fiscal year of Alaska other than a fiscal year in which a registration statement with respect to any such securities becomes effective. Accordingly, in such case, Alaska may cease to file reports with the Commission in respect of such fiscal year. In the event Alaska ceases to file periodic reports with the Commission, Alaska is obligated pursuant to the Indentures (as hereinafter defined) to distribute to the holders of Certificates annual reports containing audited consolidated financial statements and a report thereon by Alaska's independent public accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited condensed financial information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated into this Prospectus by reference and made a part hereof: Alaska's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

    All documents filed by Alaska pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus, and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Alaska will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any document incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference to such documents). Requests for such copies should be directed to the office of the Corporate Secretary, Alaska Airlines, Inc., P.O. Box 68947, Seattle, Washington 98168 (telephone (206) 433-3131).

                                  THE COMPANY

    Alaska is a wholly owned subsidiary of Air Group, a holding company. Alaska accounted for approximately 80% of Air Group's consolidated 1993 operating revenues and 91% of its total assets at December 31, 1993. Alaska's all jet fleet provides scheduled air transportation to 37 airports in six states (Alaska, Washington, Oregon, California, Nevada and Arizona), five cities in Mexico and three cities in Russia. The principal executive offices of Alaska and Air Group are located at 19300 Pacific Highway South, Seattle, Washington 98188 (telephone (206) 433-3200).

    In 1993 Alaska carried 6.4 million passengers. In each year since 1973, Alaska has carried more passengers between Alaska and the U.S. mainland than any other airline. Passenger traffic in the intra-Alaska markets and between Alaska and the U.S. mainland accounted for 29% of Alaska's total revenue passenger miles during 1993, while west coast traffic accounted for 59% and the Mexico markets 12%. Based on passenger enplanements, Alaska's leading airports are Seattle, Portland, Anchorage and Los Angeles. Based on revenues, the leading nonstop routes were Seattle-Anchorage, Seattle-Los Angeles and Seattle-San Francisco. Alaska's operating fleet at December 31, 1993 consisted of 66 jet aircraft.

                                USE OF PROCEEDS

    The proceeds from the sale of the Certificates offered pursuant to any Prospectus Supplement will be used (a) with respect to any Leased Aircraft Certificates, by the respective Owner Trustee or Owner Trustees to finance or refinance the debt portion of and, in certain cases, to refinance some of the equity portion of the equipment cost of the related Leased Aircraft as described in the applicable Prospectus Supplement, or (b) with respect to any Owned
Aircraft Certificates, by Alaska to finance all or a portion of the aggregate principal amount of debt to be issued, or the purchase of all or a portion of the aggregate principal amount of the debt previously issued, by Alaska in respect of the equipment cost of the related Owned Aircraft as described in the applicable Prospectus Supplement.

    With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Certificates a portion (as specified in the applicable Prospectus Supplement) of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Certificates issued thereunder. Simultaneously with the acquisition of each Leased Aircraft, the related Owner Trustee leased or will lease such Aircraft to Alaska pursuant to a separate lease agreement (each such lease agreement being herein referred to as a "Lease").

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for Alaska for the periods indicated. Earnings represents earnings before accounting change, income tax expense and fixed charges (excluding interest capitalized). Fixed charges consist of interest and the portion of rental expense deemed representative of the interest factor.

                                                                         YEAR ENDED DECEMBER 31,
                                                          -----------------------------------------------------
                                                            1993       1992       1991       1990       1989
                                                          ---------  ---------  ---------  ---------  ---------
Ratio...................................................     (a)        (a)           1.14       1.35       2.67

- ------------------------
(a) For the years ended December 31, 1993 and 1992, Alaska's earnings were inadequate to cover fixed charges by $44.5 million, and $126.4 million, respectively.

                        DESCRIPTION OF THE CERTIFICATES

    The Certificates offered pursuant to this Prospectus will be limited to $200,000,000 aggregate principal amount (or such greater amount if Certificates are issued at an original issue discount, as shall result in aggregate proceeds of $200,000,000).


    The Leased Aircraft Certificates will be issued under a separate Supplement (each, a "Leased Aircraft Indenture Supplement") among Alaska, an Indenture Trustee and an institution specified in the related Prospectus Supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant") to the Trust Indenture and Security Agreement between the Indenture Trustee and Alaska with respect to Leased Aircraft (the "Leased Aircraft Indenture"). Information regarding the Indenture Trustee and Owner Trustee will be set forth in the applicable Prospectus Supplement.


    The Owned Aircraft Certificates will be issued under a separate Supplement (each, an "Owned Aircraft Indenture Supplement," any Owned Aircraft Indenture Supplement or Leased Aircraft Indenture Supplement being an "Indenture Supplement") to the Trust Indenture and Security Agreement between the Indenture Trustee, as trustee thereunder, and Alaska with respect to Owned Aircraft (the "Owned Aircraft Indenture," any Owned Aircraft Indenture or Leased Aircraft Indenture being an "Indenture"). A copy of each Indenture is filed as an exhibit to the Registration Statement.

    The statements made under this caption are summaries and do not purport to be complete. The summaries relate to each of the Indentures and each of the Indenture Supplements and the Certificates of each series, except to the extent, if any, described in the applicable Prospectus Supplement. The summaries include descriptions of material terms and are qualified in their entirety by reference to all of the provisions of the Indentures. The Indenture Supplement relating to each series of Certificates, and, with respect to Leased Aircraft Certificates, the related Lease, Trust Agreement and Participation Agreement will be filed as exhibits to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K to be filed by Alaska with the Commission following the issuance of such series of Certificates. Where no distinction is made between the Leased Aircraft Certificates and the Owned Aircraft Certificates or between their respective Indentures, such summaries refer to any Certificates and either Indenture.

GENERAL


    Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including: (1) the Aircraft in which a security interest is being granted to secure payment of the Certificates of such series; (2) the specific designation of such Certificates, including whether such Certificates are serial or installment Certificates; (3) if the Certificates are serial Certificates, the dates on which the principal of the Certificates of the series shall be payable; (4) if the Certificates are installment certificates, the dates on which each installment payment of principal of the Certificates shall be payable and the percentage of principal of the Certificates payable on each such date; (5) the rate or rates at which the Certificates shall bear interest or the method of calculating such rate or rates, the date or dates from which interest will accrue or the method by which such dates shall be determined and the date or dates on which interest will be payable and the record date or dates therefor; (6) the period or periods within which, the price or prices at which and the terms and conditions upon which such Certificates may or must be redeemed, in whole or in part, by Alaska; (7) the events of default, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Certificates;
(8) the application, if any, of such means of defeasance as may be specified for such Certificates; (9) if applicable, provisions related to the issuance of Certificates in book entry form; (10) the terms of the Guarantees, if any; and
(11) any other special terms pertaining to such Certificates.

    Additionally, with respect to any Prospectus Supplement that relates to the offering of Leased Aircraft Certificates, such Prospectus Supplement will include the following: (1) the names of the related Owner Trustees; (2) the Leases in which an assignment is being granted to secure payment of the Certificates of such series; (3) the period or periods within which, the price or prices at which and the terms and conditions upon which such Certificates may or must be redeemed, in whole or in part, by the Owner Trustee; (4) the extent, if any, to which the provisions of the operative documents applicable to the Certificates of the series may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of the aggregate principal amount of, the Certificates of such series; and (5) any other special terms pertaining to such Certificates.

    With respect to each Leased Aircraft, the related Owner Trustee has acquired or will acquire such Aircraft from Alaska, or the manufacturer of such Aircraft, as the case may be, has granted or will grant a security interest in such Aircraft to the Indenture Trustee as security for the payment of the Certificates of the series related thereto, and has leased or will lease such Aircraft to Alaska under the related Lease which was or will be assigned to the Indenture Trustee. Pursuant to each Lease, Alaska will be obligated to make or cause to be made rental and other payments to the related Indenture Trustee on behalf of the related Owner Trustee in amounts that will be sufficient to make payments of the principal, interest and premium, if any, required to be made in respect of the series of Certificates issued with respect to such Aircraft when and as due and payable.


    The rental obligations of Alaska under each Lease and the obligations of Alaska under the Owned Aircraft Indenture and the Owned Aircraft Certificates and Air Group's Guarantees of such obligations, if any, will be general obligations of Alaska. Except in certain circumstances involving Alaska's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Certificates related thereto, the Leased Aircraft Certificates are not obligations of, or guaranteed by, Alaska or Air Group.



    Payments in respect of Certificates will be made at the principal corporate trust office of the Indenture Trustee or at such other office of the Indenture Trustee or another institution maintained for such purpose (the "Paying Agent") as the Indenture Trustee shall provide for pursuant to the Indenture or the applicable Indenture Supplement; payment of interest and installments of principal, if any, on each installment payment date other than at maturity, may, however, be made at the option of the Indenture Trustee or the Paying Agent by check mailed to the address of the person entitled thereto, as such address appears in the Register. (Sections 2.04 and 2.05 of the Indentures.)



    The Certificates will be issued in fully registered form only in denominations as set forth in the applicable Prospectus Supplement. Certificates may be surrendered for registration of transfer or exchange for Certificates of the same series and maturity at the principal corporate trust office of the Indenture Trustee with respect to such series or the office of the Registrar. No service charge will be made for any registration of any transfer or exchange of Certificates, but payment may be required of any tax or other governmental charges that may be imposed in connection therewith. (Sections 2.04 and 2.09 of the Indentures.)


SECURITY


    The Leased Aircraft Certificates will be secured by (i) an assignment by the related Owner Trustee to the Indenture Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease with respect to such Aircraft, including the right to receive payments of rent thereunder, (ii) a mortgage granted to the Indenture Trustee on such Aircraft, subject to the rights of Alaska under such Lease, (iii) an assignment to the Indenture Trustee of certain of such Owner Trustee's rights with respect to such Aircraft under the purchase agreement between Alaska and the related manufacturer, and (iv) if applicable, Air Group's Guarantee of Alaska's obligations under the Lease. Under the terms of each Lease, Alaska's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Alaska will be obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

    The Owned Aircraft Certificates will be secured by a mortgage granted to the Indenture Trustee of all of Alaska's right, title and interest in and to such Owned Aircraft and an assignment to the Indenture Trustee of certain of Alaska's rights with respect to such Aircraft under the purchase agreement between Alaska and the related manufacturer. Under the terms of the Owned Aircraft Indenture, Alaska will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

    Alaska will be required, except under certain circumstances, to keep each Aircraft registered under the Federal Aviation Act of 1958, as amended (the "Aviation Act"), and to record the Indenture and the Lease, if any, among other documents, with respect to each Aircraft under the Aviation Act. Such recordation of the Indenture, the Lease, if any, and other documents with respect to each Aircraft will give the related Indenture Trustee a first priority perfected security interest in the related Aircraft wherever it is located in the United States or any of its territories and possessions; the Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that such security will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. Although Alaska has no current intention to do so, Alaska will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the related Indenture Trustee shall have received an opinion of Alaska's counsel that, among other things, confirms the perfected status of the lien of the related Indenture and, in the case of Leased Aircraft, confirms the validity and enforceability of the related Lease in such jurisdiction, in each case subject, in certain cases, to certain filings, recordations or other actions. Each Aircraft may also be operated by Alaska or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Indenture Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an event of default under an Indenture, the ability of the related Indenture Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

    The   Certificates  are   not  cross-collateralized   and  consequently  the
Certificates issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Certificates, the Lease related thereto. With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the Indenture Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by Alaska for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Alaska pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease, and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

    Unless otherwise specified in the applicable Prospectus Supplement, Alaska will, at its expense, maintain or cause to be maintained all-risk aircraft hull insurance covering each Aircraft, fire and extended coverage and, to the extent available at reasonable cost, all-risk property damage insurance covering engines and parts while temporarily removed from an Aircraft and not replaced by similar components, at all times in an amount not less than, with respect to any Leased Aircraft, the applicable stipulated loss value (which will be an amount at least equal to the aggregate unpaid principal of, together with all unpaid interest accrued on, the outstanding Leased Aircraft Certificates related to such Aircraft) or, with respect to any Owned Aircraft, the aggregate unpaid principal of, together with all unpaid interest accrued on, the applicable Owned Aircraft Certificates. Unless otherwise specified in the applicable Prospectus Supplement, during any period when an Aircraft is on the ground and not in operation Alaska may carry or cause to be carried, in lieu of the insurance required by the previous sentence, insurance otherwise conforming with the provisions of said sentence except that the scope of the risks covered and the type of insurance shall be the same as are from time to time applicable to aircraft owned or leased by Alaska of the same type as such Aircraft similarly on the ground and not in operation, in an amount at least equal to, with respect to any Leased Aircraft, the applicable stipulated loss value or, with respect to any Owned Aircraft, the aggregate unpaid principal of, together with the accrued interest on, the applicable Owned Aircraft Certificates. All policies covering loss of or damage to an Aircraft shall be made payable to the applicable Indenture Trustee for any loss in excess of that certain amount specified in the applicable Prospectus Supplement. Alaska may self-insure a portion of these risks, but in no case will the self-insurance with respect to all of the aircraft in Alaska's fleet (including the Aircraft) exceed the lesser of 50% of the largest replacement value of any single aircraft in Alaska's fleet or 1 1/2% of the average aggregate insurable value (during the preceding calendar year) of all aircraft on which Alaska carries insurance. In addition, unless otherwise specified in the applicable Prospectus Supplement, Alaska will, at its expense, maintain or cause to be maintained comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury and property damage liability) insurance (exclusive of manufacturer's product liability insurance) and cargo liability insurance with respect to each Aircraft (i) in amounts that are not less than the greater of the comprehensive airline liability insurance as is from time to time applicable to aircraft owned and operated by Alaska of the same type as such Aircraft, and an amount specified in the applicable Prospectus Supplement, and (ii) of the types and covering the same risks as are from time to time applicable to aircraft owned or operated by Alaska of the same type as such Aircraft and which is maintained in effect with insurers of recognized responsibility, provided that Alaska need not maintain cargo liability insurance, or may maintain such insurance in an amount less than that specified above for the respective Aircraft as long as the amount of cargo liability insurance, if any, maintained with respect to such Aircraft is the same as the cargo liability insurance, if any, maintained for other aircraft of the same model as such Aircraft owned or operated by Alaska. Unless otherwise specified in the applicable Prospectus Supplement, during any period when an Aircraft is on the ground and not in operation Alaska may carry or cause to be carried, in lieu of the insurance required by the previous sentence, insurance otherwise conforming with the provisions of said sentence except that the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance, and the scope of risks covered and type of insurance shall be the same, as are from time to time in effect with respect to aircraft owned or leased by Alaska of the same type as such Aircraft similarly on the ground and not in operation. Alaska may also self-insure a portion of these risks subject to the same limitations described above for insurance for risks of loss of or damage to the Aircraft. The applicable Indenture Trustee, any applicable Owner Participant and any applicable Owner Trustee, in its individual capacity and as owner of the Aircraft, and Alaska will each be named as insured parties under all liability insurance policies required with respect to the related Aircraft. In addition, the insurance policies maintained under the Lease (with respect to any Leased Aircraft) or the Indenture (with respect to any Owned Aircraft), as the case may be, will provide that, in respect of the respective interests of the applicable Indenture Trustee, any applicable Owner Participant, and any Owner Trustee, relating to such Aircraft, the insurance shall not be invalidated by any action or inaction of Alaska and shall insure the respective interests of such Indenture Trustee, Owner Participant or Owner Trustee, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Alaska.

    Funds, if any, held from time to time by the Indenture Trustee, prior to the distribution thereof, will be invested and reinvested by the Indenture Trustee. Such investment and reinvestment will be at the direction of Alaska (except, with respect to a Leased Aircraft, in the case of an event of default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an event of default under the Owned Aircraft Indenture) in certain investments described in the related Indenture. The net amount of any loss resulting from such investments will be paid by Alaska. (Section 9.04(a) of the Indentures.)



    Section 1110 of title 11 of the United States Code (the "Bankruptcy Code") provides that the right of lessors, conditional vendors and holders of purchase money security interests with respect to aircraft used by air carriers operating under certificates issued under Section 401 or 418 of the Aviation Act, to take possession of such aircraft in compliance with the provisions of the lease, conditional sale contract or purchase money equipment security agreement, as the case may be, is not affected by (i) the automatic stay provision of the Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (ii) the provision of the Bankruptcy Code allowing the debtor in possession and/or the bankruptcy trustee to use property of the bankruptcy estate during the bankruptcy case and (iii) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a purchase money equipment security interest to take possession of an aircraft in the event of any event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the debtor in possession and/or the bankruptcy trustee agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor).


    In connection with any issuance of Certificates under this Prospectus and the applicable Prospectus Supplement, Alaska shall have received an opinion from its General Counsel to the effect that (i) with respect to any Leased Aircraft, the related Owner Trustee, as lessor under the related Lease, and the related Indenture Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related Indenture, should be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially delivered under such Lease and subjected to the related Indenture or (ii) with respect to any Owned Aircraft, the related Indenture Trustee under the related Indenture should be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially subjected to the related Indenture. Such opinions will not address the possible replacement of an Aircraft after an Event of Loss in the future.

PAYMENTS AND LIMITATION OF LIABILITY

    Each Leased Aircraft will be leased separately by the related Owner Trustee to Alaska for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Leased Aircraft Certificates, unless previously terminated as permitted by the terms of the related Lease. The basic rent and other payments under each such Lease will be payable by Alaska in accordance with the terms specified in the applicable Prospectus Supplement, and will be assigned by the related Owner Trustee under the related Indenture to provide the funds necessary to pay principal of, premium, if any, interest due from such Owner Trustee or the Leased Aircraft Certificates issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent payments by Alaska be less than the scheduled payments on the related Leased Aircraft Certificates. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Certificates issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Participant. Alaska's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of Alaska.


    With respect to the Leased Aircraft Certificates, except in certain circumstances involving Alaska's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Certificates related thereto, the Leased Aircraft Certificates will not be obligations of, or guaranteed by, Alaska or Air Group. With respect to the Leased Aircraft Certificates, none of the Owner Trustees, the Owner

Participants or the Indenture Trustee shall be personally liable to any holder of such Certificate for any amounts payable under such Certificates or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Indenture Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under the Leased Aircraft Certificates (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be payable only from the assets subject to the lien of the Leased Aircraft Indenture or the income and proceeds received by the Indenture Trustee therefrom (including rent payable by Alaska and amounts payable by Air Group pursuant to its Guarantee, if any, under the related Lease). (Section 2.10 of the Leased Aircraft Indenture.)



    With respect to the Leased Aircraft Certificates, except as otherwise provided in the Leased Aircraft Indenture, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations made under such Indenture or under such Leased Aircraft Certificates except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Leased Aircraft Indenture or under such Leased Aircraft Certificates to the Indenture Trustee or to any holder of any such Certificate. (Leased Aircraft Indenture, Section 2.10 of the Leased Aircraft Indenture.)


    Alaska's obligations under the Owned Aircraft Indenture and under the Owned Aircraft Certificates will be general obligations of Alaska.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS


    Alaska will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" as defined in the Aviation Act, (b) be a United States certificated air carrier and (c) expressly assume all of the obligations of Alaska contained in the Indentures, and, with respect to the Leased Aircraft Certificates, the Participation Agreements and the Leases, and any other operative documents; (ii) immediately after giving effect to such transaction, no Indenture event of default (with respect to the Owned Aircraft Certificates) or Lease event of default (with respect to the Leased Aircraft Certificates) shall have occurred and be continuing; and (iii) Alaska shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions. (Section 7.03 of the Indentures.)


    The Indentures do not contain any covenants or provisions which may afford holders of Certificates issued thereunder protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Alaska. No other instrument or agreement currently evidencing other indebtedness of Alaska contains covenants or provisions affording holders of Debt protection in the event of a change in control of Alaska.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    The applicable Prospectus Supplement will set forth the events of default applicable to a Leased Aircraft or an Owned Aircraft. There are no cross-default provisions in the Indentures. Therefore, events resulting in a default with respect to one series of Certificates will not in itself result in the occurrence of an event of default with respect to any other series of Certificates.


    Each Indenture provides that the Indenture Trustee thereunder shall, after the occurrence of any event known to it to be an event of default with respect to such series of Certificates, promptly send written notice thereof to Alaska and, with respect to Leased Aircraft, the related Owner Trustee and the related Owner Participant, and within 90 days after the occurrence thereof if such default remains uncured, and notice thereof to the holders of outstanding Certificates of such series, but such Indenture Trustee may withhold such notice, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Certificates of such series, if it in good faith determines that withholding such notice is in the interest of such holders. (Section 9.05 of the Indentures.)

    The holders of at least a majority in principal amount of outstanding Certificates of the series to which an event of default relates, by notice to the applicable Indenture Trustee, may on behalf of all of such holders waive any existing event of default or default and its consequences except an event of default or a default in the payment of the principal of, premium, if any, or interest on any such Certificates or a default in respect of certain other matters. (Section 8.05 of the Indentures.)


REMEDIES


    If an event of default with respect to a series of Certificates shall occur and be continuing, the Indenture Trustee thereunder or the holders of not less than 25% in unpaid principal amount of outstanding Certificates of such series may declare the principal of all Certificates of such series immediately due and payable. The holders of a majority in unpaid principal amount of all outstanding Certificates of such series may annul any such declaration by such Indenture Trustee or by the holders at any time prior to the sale of the related Aircraft after such an event of default if (i) there has been deposited with such Indenture Trustee an amount sufficient to pay all installments of principal of, and premium, if any, on any such Certificates that have become due otherwise than by such declaration of acceleration, and any interest thereon and interest due or past due, if any, and certain expenses, (ii) such annulment will not conflict with any judgment or decree and (iii) all other events of default and defaults have been cured or waived. (Section 8.02 of the Indentures.)



    Each Indenture provides that, if an event of default under such Indenture has occurred and is continuing, the Indenture Trustee thereunder may exercise certain rights or remedies available to it under applicable law, including, with respect to Leased Aircraft (if an event of default under the related Lease has occurred and is continuing) one or more of the remedies with respect to the related Aircraft afforded to the applicable Owner Trustee by the related Lease for events of default thereunder. The applicable Prospectus Supplement will describe any limitation on the exercise of remedies by the Indenture Trustee. (Section 8.03 of the Indentures.)



    The holders of a majority in principal amount of outstanding Certificates of each series may direct the time, method and place of conducting any proceeding for any remedy available to the related Indenture Trustee with respect to such series or of exercising any trust or power conferred on such Indenture Trustee, but in such event such Indenture Trustee shall be entitled to be indemnified by the holders of Certificates of such series before proceeding so to act and such Indenture Trustee may not be held liable for any such action taken in good faith. (Sections 8.06, 9.01 and 9.02 of the Indentures.)



    The right of any holder of Certificates of any series to institute an action for any remedy with respect to such Certificates (except the right to enforce payment of the principal of, premium, if any, and interest on its Certificates when due) is subject to certain conditions precedent, including a request to the related Indenture Trustee by the holders of not less than 25% in principal amount of outstanding Certificates of the applicable series to take action, and an offer to such Indenture Trustee of satisfactory indemnification against liabilities incurred by it in so doing. (Sections 8.07 and 8.08 of the Indentures.)



    If an event of default with respect to any series of Certificates occurs and is continuing, any sums held or received by the Indenture Trustee thereunder may be applied to reimburse such Indenture Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due such Indenture Trustee prior to any payments to holders of such series. (Section 3.05 of the Indentures.)


    With respect to a Leased Aircraft, in the event of insolvency proceedings involving an Owner Participant, the related Aircraft and the related Lease could become part of such insolvency proceedings. In such event, payments under such Lease or on the related Certificates might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the applicable Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of the Lease and the Aircraft.

MODIFICATION OF AGREEMENTS


    Without the consent of holders of a majority in principal amount of outstanding Certificates of a series, the provisions of the Indentures may be amended or modified (a) to cure any ambiguity, defect or inconsistency or to make any change consistent with the provisions of the Indenture and related supplement, PROVIDED that such change does not adversely affect the interests of any holder of such series of Certificates in any material respect, (b) to provide for a successor Indenture Trustee and, with respect to Leased Aircraft Certificates, a successor Owner Trustee, (c) to establish the forms or terms of Certificates of any series as permitted by the Indenture, (d) to facilitate the defeasance and discharge or a series of Certificates, PROVIDED that such change does not adversely affect the interests of the holders of such series of Certificates or any other series of Certificates in any material respect, (e) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the holders of such series of Certificates, (f) to correct or amplify the description of any property at any time subject to the lien of the Indenture or better to assure, convey and confirm until the Indenture Trustee any property subject to the lien of the Indenture, (g) to add to the covenants of Alaska and, with respect to Leased Aircraft Certificates, the Owner Trustee, or to surrender any rights or powers conferred upon, with respect to Owned Aircraft Certificates, Alaska and, with respect to Leased Aircraft Certificates, the related Owner Trustee or Owner Participant, (h) to comply with any requirements of the Commission, (i) to add to the rights of the holders of such series of Certificates, (j) with respect to Leased Aircraft Certificates, to provide for the assumption by Alaska of the obligations of the related Owner Trustee and (k) to include on the Certificates of any series any legend required by law. (Section 12.01(a) of the Indentures.)



    The Indenture also contain provisions permitted Alaska, the Indenture Trustee and, with respect to Leased Aircraft Certificates, the related Owner Trustee, with the consent of the holders of the Certificates of any series aggregating not less than a majority interest of such series of Certificates, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indentures, to the extent relating to such series of Certificates, or modifying the rights of the Certificate holders of such series, except that no such supplemental indenture may, without the consent of the holder of each outstanding Certificate of a series affected thereby, (a) reduce the principal amount, premium, if any, or any payment of interest due on any Certificate of such series, (b) change the date on which any principal, premium, if any, or interest is due or payable on any Certificate of such series, (c) create any security interest with respect to the property subject to the lien of the Indenture ranking prior to or on a parity with the security interest created by the Indenture or deprive any holder of a Certificate of such series of the lien of the Indenture upon the property subject thereto, (d) reduce the percentage in principal amount of outstanding Certificates of such series necessary to modify or amend any provision of such Indenture or to waive compliance therewith, (e) modify any of the provisions relating to the rights of holders in respect of the waiver of events or default or receipt of payment, or (f) modify the obligation of Air Group to make payments under the Guarantees, if any. (Section 12.02 of the Indentures.)



    With respect to Leased Aircraft Certificates, certain provisions of the Leases, the Participation Agreements and the Trust Agreements related thereto may not be modified by the parties thereto without the consent of the holders of all or a portion of the outstanding Certificates of the series related thereto as is specified in the applicable Prospectus Supplement. (Section 12.06 of the Leased Aircraft Indenture.)


DEFEASANCE OF THE INDENTURES AND THE CERTIFICATES IN CERTAIN CIRCUMSTANCES

    Unless otherwise specified in the applicable Prospectus Supplement, the applicable Indenture provides that the obligation of the Indenture Trustee and, with respect to any series of Leased Aircraft Certificates, the Owner Trustee, and, with respect to any series of Owned Aircraft Certificates, Alaska under the applicable Indenture and Indenture Supplement with respect to such series shall be deemed to have been discharged and paid in full (except for certain obligations, including the obligation to register the transfer or exchange of Certificates, to replace stolen, lost, destroyed or mutilated Certificates and to maintain paying agencies and hold money for payment in trust) on the 91st day after the date of irrevocable deposit with the related Indenture Trustee of money or certain United States government obligations which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Certificates of such series issued thereunder in accordance with the terms of such Indenture and the applicable Indenture Supplement. Such discharge may occur only if, among other things, Alaska has delivered to the Indenture Trustee an Opinion of Counsel to the effect that holders of such Certificates will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not yet occurred. (Sections 2.01, 10.01 and 10.04 of the Indentures.)



    Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Certificates in a series on the maturity date of such Certificates or deposit with the applicable Indenture Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Certificates will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the line of the Indenture and the related Indenture Supplement and such lien shall terminate. (Section 10.01 of the Indentures.)


ASSUMPTION OF OBLIGATIONS BY ALASKA


    Unless otherwise specified by the applicable Prospectus Supplement, with respect to Leased Aircraft, upon the exercise by Alaska of any purchase options it may have under the related Lease prior to the end of the term of such Lease, Alaska may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Certificates. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Certificates issued under such Indenture Supplement will not be redeemed and will continue to be secured by such Aircraft. It is a condition to such assumption that, if such Aircraft is registered under the laws of the United States, an opinion of counsel be delivered at the time of such assumption substantially to the effect that the Indenture Trustee should, immediately following such assumption, be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to such Aircraft (including the engines related thereto), but such opinion need not be delivered to the extent that the benefits of such Section 1110 are not available to the Indenture Trustee with respect to such Aircraft or any engine related thereto immediately prior to such assumption. (Section 7.05 of the Leased Aircraft Indenture.)



GUARANTEES OF CERTIFICATES


    Air Group will unconditionally guarantee to the holders from time to time of any series of Certificates that is not Investment Grade at the time of issuance
(i) with respect to Owned Aircraft Certificates, the full and prompt payment of principal, premium, if any and interest thereon when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise and
(ii) with respect to Leased Aircraft Certificates, the full and prompt payment of all accounts payable by Alaska under the related Lease when and as the same shall become due and payable. Any such Guarantee will be an unsecured obligation of Air Group. A series of Certificates shall be "Investment Grade" if so designated by at least one nationally recognized statistical rating organization (as that term is used in Rule 15c03-1(c)(2)(vi)(F) under the 1934 Act).

    If a Guarantee is applicable to Certificates offered hereby, reference is made to the related Supplemental Indenture and the accompanying Prospectus Supplement for a description of the specific terms of such Guarantee, including events of default relating thereto and covenants of Air Group.



    The consolidated financial statements of Air Group are incorporated by reference herein. See "Incorporation of Certain Documents by Reference." As indicated by comparison of such consolidated financial statements with those of Alaska, the total assets, revenues and shareholders' equity of Alaska comprise a substantial portion of the consolidated total assets, revenues and shareholders' equity of Air Group.


THE INDENTURE TRUSTEE


    The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers. The Indenture Trustee shall be under no obligation to exercise any of its rights or powers under such Indenture unless it receives indemnity satisfactory to it for any loss, liability or expense. The Indentures provide that the Indenture Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Alaska and, with respect to Leased Aircraft, with any Owner Trustee with the same rights it would have if it were not the Indenture Trustee. (Sections 9.01, 9.02 and 9.03 of the Indentures.)



    The Indenture Trustee may resign with respect to the Certificates of any series at any time, in which event Alaska or, with respect to any Leased Aircraft Certificates, the related Owner Trustee, will be obligated to appoint a successor indenture trustee. The holders of a majority in principal amount of the outstanding Certificates of any series may remove the related Indenture Trustee by giving at least 30 days' prior written notice to such Indenture Trustee and Alaska and, with respect to any Leased Aircraft Certificates, the related Owner Trustee, and may appoint a successor Indenture Trustee with the consent of Alaska and, with respect to any Leased Aircraft Certificates, the related Owner Trustee. If an Indenture Trustee ceases to be eligible to continue as Indenture Trustee with respect to a series of Certificates or becomes incapable of acting as Indenture Trustee or becomes insolvent, Alaska or, with respect to any Leased Aircraft Certificates, the related Owner Trustee, may remove such Indenture Trustee. Any resignation or removal of such Indenture Trustee and appointment of a successor indenture trustee for a series of Certificates does not become effective until acceptance of the appointment by the successor indenture trustee. (Section 9.8 of the Indentures.) Pursuant to such resignation and successor indenture trustee provisions, it is possible that a different indenture trustee could be appointed to act as the successor indenture trustee with respect to each series of Certificates. All references in this Prospectus to the Indenture Trustee should be read to take into account the possibility that each series of Certificates could have different successor indenture trustees in the event of such a resignation or removal.



    The Indentures provide that Alaska or, with respect to any Leased Aircraft Certificates, the related Owner Trustee will pay the Indenture Trustee's fees and expenses. (Section 9.07 of the Indentures.)


                       FEDERAL INCOME TAX CONSIDERATIONS

    The following is a general discussion of the anticipated material United States federal income tax consequences to the initial holders of the certificates of the purchase, ownership and disposition of the Certificates and should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. The discussion is based on laws, regulations, rulings and decisions, all as in effect on the date of this Prospectus and all of which are subject to change or different interpretations. The discussion below does not purport to address all of the federal income tax consequences that may be applicable to particular categories of investors, some of which (for example, insurance companies and foreign investors) may be subject to special rules. The statements of law and legal conclusions set forth herein are based upon the opinion of Perkins Coie, counsel to Alaska. Investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

PAYMENT OF INTEREST

    Subject to the discussion below under "Original Issue Discount," interest on a Certificate will generally be includible in income by a holder as ordinary income at the time it is accrued or received in accordance with the holder's method of accounting.

SALES OF CERTIFICATES

    A holder that sells a Certificate should recognize gain or loss equal to the difference between its adjusted tax basis in the Certificate and the amount realized on the sale (except to the extent attributable to accrued and unpaid interest, which should be taxable as ordinary income). Any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset and will be long-term capital gain or loss if the Certificate was held for more than one year. Net capital gain (the excess of net long-term capital gain over net short-term capital loss) of individuals is, under certain circumstances, taxed at lower rates than items of ordinary income.

ORIGINAL ISSUE DISCOUNT

    Certificates may be issued with original issue discount ("OID"), which may require the holders to include such OID in gross income in advance of receipt or accrual of the stated interest on such Certificates. The Prospectus Supplement will state whether the Certificates are issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis (i.e., is not less than one-quarter of 1% of the redemption price at maturity multiplied by the number of complete years to maturity) must include such OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

BACKUP WITHHOLDING

    Payments made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the holder complies with certain reporting procedures or is exempt from such requirements under section 3406 of the Code. Any such withheld amounts are allowed as a credit against the holder's federal income tax.

INFORMATION REPORTING

    Information reports will be made by the Indenture Trustee to the Internal Revenue Service, and to holders of record that are not exempt from the reporting requirements, annually or as otherwise required with respect to interest paid (or OID accrued, if any) on the Certificates.

                              ERISA CONSIDERATIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

    The Certificates being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly to other purchasers.

    The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Offers to purchase the Certificates may be solicited by agents designated by Alaska from time to time. Any such agent involved in the offer or sale of the Certificates in respect of which this Prospectus is delivered will be named, and any commissions payable by Alaska to such agent will be set forth in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Certificates so offered and sold.

    If the Certificates are sold by means of an underwritten offering, Alaska will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Settlement which will be used by the underwriters to make offers and sales of the Certificates in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Certificates in respect of which this Prospectus is delivered, the Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The Certificates may be offered to the public either through underwriting syndicates represented by managing underwrites or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Certificates, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Certificates will be obligated to purchase all such Certificates if any are purchased. Alaska does not intend to apply for listing of the Certificates on a national securities exchange. If the Certificates are sold by means of an underwritten offering, the underwriters may make a market in the Certificates as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the Certificates and any such market making could be discontinued at any time at the sole discretion of such underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

    If a dealer is utilized in the sale of the Certificates in respect of which this Prospectus is delivered, such Certificates will be sold to the dealer as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Certificates so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto.

    Offers to purchase the Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by Alaska against certain liabilities, including liabilities under the Securities Act.

    Agents, underwriters and dealers may engage in transactions with, or perform services for, Air Group, Alaska and Air Group's other subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates offered hereby will be passed upon for Alaska by Perkins Coie, Seattle, Washington. Unless otherwise indicated in the applicable Prospectus Supplement, Perkins Coie will rely on the opinion of counsel for the Owner Trustee for each series of Certificates as to certain matters relating to the authorization, execution and delivery of such series of Certificates by, and the valid and binding effect thereof on, such Owner Trustee.

                                    EXPERTS

    The financial statements and schedules of Alaska incorporated by reference in this Prospectus and in the Registration Statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The  estimated expenses in connection with  the issuance and distribution of

the  securities  being  registered,   other  than  underwriting  discounts   and
commissions, are set forth in the following table.

Securities and Exchange Commission registration fee.......  $  68,966
Blue Sky fees and expenses................................      *
Printing and engraving expenses...........................      *
Legal fees and expenses...................................      *
Rating agency fees........................................      *
Accounting fees and expenses..............................      *
Owner Trustee fees and expenses...........................      *
Indenture Trustee fees and expenses.......................      *
Miscellaneous.............................................      *
                                                            ---------
    Total.................................................  $   *
                                                            ---------
                                                            ---------

- ------------------------
* Information to be added by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of Delaware and Section 10.06.490 of the Alaska Corporations Code each provide that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with specified actions or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, and the statutes require court approval before there can be any indemnification where the person seeking indemnification has been found liable for negligence or misconduct in the performance of the person's duty to the corporation. The statutes provide that they are not exclusive of other indemnification that may be granted by a corporation's bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

    Article VIII of Air Group's By-Laws and Article VI of Alaska's Bylaws require indemnification to the full extent permitted by the Delaware Corporation Law and the Alaska Corporations Code, respectively. Subject to any restrictions imposed by Delaware or Alaska law, respectively, the Bylaws of Air Group and Alaska provide a right to indemnification for all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any actual or threatened action, suit or proceeding by reason of the fact that such person is or was a director or officer of Air Group or Alaska or is or was serving at the request of Air Group or Alaska as a director or officer of another corporation. The Bylaws of Air Group and Alaska also provide that each of them may, by action of its Board of Directors, approve indemnification of any other person whom they have the power to indemnify under the Delaware Corporation Law and the Alaska Corporations Code, respectively.

    Officers and directors of Air Group and Alaska are covered by insurance (with certain exceptions and within certain limitations) which indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

    The Underwriting Agreements, filed as Exhibits 1(a), 1(b) and 1(c) hereto, contain provisions whereby the Underwriters agree to indemnify the registrant, its directors and certain officers and certain other persons, and are incorporated herein by reference.

ITEM 16. EXHIBITS

    (a) The following Exhibits are filed as part of this Registration Statement:


Exhibit 1(a)      Form of Underwriting Agreement for Convertible Debt Securities of Air
                  Group**

Exhibit 1(b)      Form of Underwriting Agreement for Debt Securities of Alaska*

Exhibit 1(c)      Form of Underwriting Agreement for Equipment Trust Certificates of
                  Alaska**

Exhibit 4(a)(1)   Form of Convertible Senior Debt Securities Indenture for Air Group

Exhibit 4(a)(2)   Form of Convertible Senior Debt Securities of Air Group (included in
                  Exhibit 4(a)(1))

Exhibit 4(a)(3)   Form of Convertible Subordinated Debt Securities Indenture for Air Group

Exhibit 4(a)(4)   Form of Convertible Subordinated Debt Securities of Air Group (included in Exhibit 4(a)(3))

Exhibit 4(b)(1)   Form of Debt Securities Indenture for Alaska*

Exhibit 4(b)(2)   Form of Debt Securities of Alaska (included in Exhibit 4(b)(1))*

Exhibit 4(c)(1)   Form of Leased Aircraft Trust Indenture and Security Agreement between the Indenture Trustee and Alaska relating to Equipment Trust Certificates of Alaska

Exhibit 4(c)(2)   Form of Leased Aircraft Equipment Trust Certificate of Alaska (included in Exhibit 4(c)(1))

Exhibit 4(c)(3)   Form of Owned Aircraft Trust Indenture and Security Agreement between the
                  Indenture Trustee and Alaska relating to Equipment Trust Certificates of
                  Alaska

Exhibit 4(c)(4)   Form of Owned Aircraft Equipment Trust Certificate of Alaska (included in
                  Exhibit 4(c)(3))

Exhibit 4(d)      Certificate of Incorporation of Alaska Air Group, Inc., as amended to date*

Exhibit 4(e)      Bylaws of Alaska Air Group, Inc., as amended to date (incorporated by reference to Exhibit 3.(ii) to Form 10-K of Alaska Air Group, Inc. for
                  the year ended December 31, 1993)

Exhibit 4(f)      Rights Agreement dated as of December 2, 1986 between Alaska Air Group,
                  Inc. and The First National Bank of Boston, as Rights Agent (incorporated by reference to Exhibit No. 1 to Form 8-A of Alaska Air Group, Inc. filed
                  December 12, 1986)

Exhibit 5(a)      Opinion of Perkins Coie, counsel for Alaska

Exhibit 5(b)      Form of Opinion of counsel for Owner Trustee**

Exhibit 8         Tax Opinion of Perkins Coie**

Exhibit 12(a)     Computation of Ratio of Earnings to Fixed Charges of Air Group*

Exhibit 12(b)     Computation of Ratio of Earnings to Fixed Charges of Alaska*

Exhibit 23(a)     Consent of Perkins Coie (included in Exhibit 5(a))

Exhibit 23(b)     Consent of counsel for Owner Trustee (included in Exhibit 5(b))**

Exhibit 23(d)     Consent of Perkins Coie (included in Exhibit 8)**

Exhibit 23(e)     Consent of Arthur Andersen & Co.


Exhibit 25        Power of Attorney (included on signature pages to the Registration
                  Statement)*

Exhibit 26(a)     Form T-1 Statement of Eligibility of Trustee under Convertible Debt
                  Securities Indenture of Air Group**

Exhibit 26(b)     Form T-1 Statement of Eligibility of Trustee under Debt Securities
                  Indenture of Alaska**

Exhibit 26(c)     Form T-1 Statement of Eligibility of Trustee under Trust Indenture and
                  Security Agreement relating to Equipment Trust Certificates of Alaska**

- ------------------------
  * Previously filed.
 ** To be filed by amendment.


ITEM 17. UNDERTAKINGS

    A.  The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

           (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(a) and A(1)(b) do not apply if the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    B. The undersigned hereby undertake that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.  Insofar as  indemnification for liabilities arising  under the 1933  Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Alaska Air Group, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, this 11th day of March, 1994.


                                          ALASKA AIR GROUP, INC.

                                          By:           Raymond J. Vecci
                                          --------------------------------------
                                                       Raymond J. Vecci
                                               Chairman of the Board, President
                                                           and
                                                    Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on this 11th day of March, 1994.



                          SIGNATURE                                                TITLE
- -------------------------------------------------------------  ---------------------------------------------
Chief Executive Officer:
                      Raymond J. Vecci
      ------------------------------------------------         Chairman of the Board, President and Chief
                     (Raymond J. Vecci)                        Executive Officer

Chief Financial Officer:
                        J. Ray Vingo*
      ------------------------------------------------         Vice President/Finance, Chief Financial
                       (J. Ray Vingo)                          Officer and Director

Chief Accounting Officer:

                     Kathleen H. Iskra*
      ------------------------------------------------         Controller
                     (Kathleen H. Iskra)

                      William H. Clapp*
      ------------------------------------------------         Director
                     (William H. Clapp)

                     Ronald F. Cosgrave*
      ------------------------------------------------         Director
                    (Ronald F. Cosgrave)

                       Mary Jane Fate*
      ------------------------------------------------         Director
                      (Mary Jane Fate)

                       John F. Kelly*
      ------------------------------------------------         Director
                       (John F. Kelly)

                          SIGNATURE                                                TITLE
- -------------------------------------------------------------  ---------------------------------------------
                      Bruce R. Kennedy*
      ------------------------------------------------         Director
                     (Bruce R. Kennedy)

                      R. Marc Langland*
      ------------------------------------------------         Director
                     (R. Marc Langland)

                      Byron I. Mallott*
      ------------------------------------------------         Director
                     (Byron I. Mallott)

                   Robert L. Parker, Jr.*
      ------------------------------------------------         Director
                   (Robert L. Parker, Jr.)

                      Richard A. Wien*
      ------------------------------------------------         Director
                      (Richard A. Wien)

                    *By: Raymond J. Vecci
- -------------------------------------------------------------
                      (Raymond J. Vecci)
                       Attorney-in-Fact


                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Alaska Airlines, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, this 11th day of March, 1994.


                                          ALASKA AIRLINES, INC.


                                          By:          Raymond J. Vecci

                                          --------------------------------------
                                                      Raymond J. Vecci
                                              Chairman of the Board, President
                                               and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on this 11th day of March, 1994.



                       SIGNATURE                                                   TITLE
- --------------------------------------------------------  --------------------------------------------------------
Chief Executive Officer:
                    Raymond J. Vecci                      Chairman of the Board, President and Chief Executive
      --------------------------------------------         Officer
                   (Raymond J. Vecci)

Chief Financial Officer:
                     J. Ray Vingo*                        Vice President/Finance, Chief Financial Officer and
      --------------------------------------------         Director
                     (J. Ray Vingo)

Chief Accounting Officer:

                   Kathleen H. Iskra*                     Controller
      --------------------------------------------
                  (Kathleen H. Iskra)

                   William H. Clapp*                      Director
      --------------------------------------------
                   (William H. Clapp)

                  Ronald F. Cosgrave*                     Director
      --------------------------------------------
                  (Ronald F. Cosgrave)

                   R. Marc Langland*                      Director
      --------------------------------------------
                   (R. Marc Langland)

                 *By: Raymond J. Vecci
      ----------------------------------------------------
                     (Raymond J. Vecci)
                      Attorney-in-Fact

                               INDEX TO EXHIBITS


                                                                                                        SEQUENTIALLY
   EXHIBIT NO.      EXHIBIT                                                                             NUMBERED PAGE
- ------------------  ---------------------------------------------------------------------------------  ---------------
Exhibit 1(a)        Form of Underwriting Agreement for Convertible Debt Securities of Air Group**

Exhibit 1(b)        Form of Underwriting Agreement for Debt Securities of Alaska*

Exhibit 1(c)        Form of Underwriting Agreement for Equipment Trust Certificates of Alaska**

Exhibit 4(a)(1)     Form of Convertible Senior Debt Securities Indenture for Air Group

Exhibit 4(a)(2)     Form of Convertible Senior Debt Securities of Air Group (included in Exhibit
                    4(a)(1))

Exhibit 4(a)(3)     Form of Convertible Subordinated Debt Securities Indenture for Air Group

Exhibit 4(a)(4)     Form of Convertible Subordinated Debt Securities of Air Group (included in
                    Exhibit 4(a)(3))

Exhibit 4(b)(1)     Form of Debt Securities Indenture for Alaska*

Exhibit 4(b)(2)     Form of Debt Securities of Alaska (included in Exhibit 4(b)(1))*

Exhibit 4(c)(1)     Form of Leased Aircraft Trust Indenture and Security Agreement between the
                    Indenture Trustee and Alaska relating to Equipment Trust Certificates of Alaska

Exhibit 4(c)(2)     Form of Leased Aircraft Equipment Trust Certificate of Alaska (included in
                    Exhibit 4(c)(1))

Exhibit 4(c)(3)     Form of Owned Aircraft Trust Indenture and Security Agreement between the
                    Indenture Trustee and Alaska relating to Equipment Trust Certificates of Alaska

Exhibit 4(c)(4)     Form of Owned Aircraft Equipment Trust Certificate of Alaska (included in Exhibit
                    4(c)(3))

Exhibit 4(d)        Certificate of Incorporation of Alaska Air Group, Inc., as amended to date*

Exhibit 4(e)        Bylaws of Alaska Air Group, Inc., as amended to date (incorporated by reference to Exhibit 3.(ii) to Form 10-K of Alaska Air Group, Inc. for the year ended
                    December 31, 1993)

Exhibit 4(f)        Rights Agreement dated as of December 2, 1986 between Alaska Air Group, Inc. and
                    The First National Bank of Boston, as Rights Agent (Exhibit No. 1 to Form 8-A of
                    Alaska Air Group, Inc. filed December 12, 1986)

Exhibit 5(a)        Opinion of Perkins Coie, counsel for Alaska

Exhibit 5(b)        Form of Opinion of counsel for Owner Trustee**

Exhibit 8           Tax Opinion of Perkins Coie**

Exhibit 12(a)       Computation of Ratio of Earnings to Fixed Charges of Air Group*

Exhibit 12(b)       Computation of Ratio of Earnings to Fixed Charges of Alaska*

Exhibit 23(a)       Consent of Perkins Coie (included in Exhibit 5(a))

Exhibit 23(b)       Consent of counsel for Owner Trustee (included in Exhibit 5(b))**

Exhibit 23(d)       Consent of Perkins Coie (included in Exhibit 8)**

Exhibit 23(e)       Consent of Arthur Andersen & Co.

Exhibit 25          Power of Attorney (included on signature page to the Registration Statement)*

Exhibit 26(a)       Form T-1 Statement of Eligibility of Trustee under Convertible Debt Securities
                    Indenture of Air Group**

                                                                                                        SEQUENTIALLY
   EXHIBIT NO.      EXHIBIT                                                                             NUMBERED PAGE
- ------------------  ---------------------------------------------------------------------------------  ---------------
Exhibit 26(b)       Form T-1 Statement of Eligibility of Trustee under Debt Securities Indenture of
                    Alaska**

Exhibit 26(c)       Form T-1 Statement of Eligibility of Trustee under Trust Indenture and Security
                    Agreement relating to Equipment Trust Certificates of Alaska**

- ------------------------
  * Previously filed.
 ** To be filed by amendment